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EXHIBIT 5.1
                         CONRAD C. LYSIAK
                   Attorney and Counselor at Law
                       601 West First Avenue
                             Suite 503
                    Spokane, Washington   99204
                          (509) 624-1478
                        FAX (509) 747-1770

                         June 30, 2000

North American Resorts, Inc.
15945 Quality Trail North
Scandia, Minnesota   55073

                         RE:  Registration Statement on Form S-8
                              (S.E.C. File No.  333- _________)
                              covering the Public Offering of Common
                              Shares

Gentlemen:

     I have acted as counsel for North American Resorts, Inc. (the "Company"), in connection with registration by the Company of an aggregate of 800,000 Common Shares, par value $0.001 per share, underlying Options to be issued to employees and officers of the Company (the "Options"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company.

     In such capacity, I have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders, and the Qualified Stock Option Plan of the Company.

     Based upon the foregoing, and subject to such further examinations as I have deemed relevant and necessary, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. The Options and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company, and when issued and paid for upon exercise of the Options, the Common Shares underlying the Options will constitute duly and validly issued and outstanding, fully paid and nonassessable, Common Shares of the Company.

                              Yours truly,


                              /s/ Conrad C. Lysiak
                              Conrad C. Lysiak